TIFF INVESTMENT PROGRAM, INC.
               	Form N-SAR for the period ending December 31, 1996
                            	File Number 811-8234





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 28th day of February, 1997



                                       TIFF INVESTMENT PROGRAM, INC.




                                							By: /s/ William E. Vastardis
                                   								William E. Vastardis
                                   								Treasurer




Witness: /s/ Eric P. Nachimovsky
     	   Eric P. Nachimovsky